As filed with the Securities and Exchange Commission on August 8, 2011

File No. 001-35180

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF

THE SECURITIES EXCHANGE ACT OF 1934

Lumos Networks Corp.

(Exact name of registrant as specified in its charter)

Delaware	80-0697274
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

401 Spring Lane, Suite 300

Waynesboro, Virginia 22980

(540) 946-3500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class Registered	Name of Each Exchange on Which Such Class will be Registered
Common Stock, par value $0.01 per share	[NASDAQ Global Select Market]

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

AND INCORPORATED BY REFERENCE INTO FORM 10

CROSS REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. For your convenience, we have provided a cross-reference sheet where the items required by Form 10 can be found in our information statement. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item No	Item Caption	Location in Information Statement

Item 1.	Business	See “Summary,” “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” “The Separation,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Agreements with NTELOS,” and “Index to Financial Statements” and the statements referenced thereon.

Item 1A.	Risk Factors	See “Risk Factors.”

Item 2.	Financial Information	See “Summary,” “Selected Combined Financial Data,” “Unaudited Pro Forma Combined Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Item 3.	Properties	See “Business—Properties.”

Item 4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners.”

Item 5.	Directors and Executive Officers	See “Management.”

Item 6.	Executive Compensation	See “The Separation—Treatment of Stock Options and Other Stock-based Awards,” “Management,” “Compensation Discussion and Analysis” and “Agreements with NTELOS—Employee Matters Agreement.”

Item 7.	Certain Relationships and Related Transactions, and Director Independence	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Management” and “Agreements with NTELOS.”

Item 8.	Legal Proceedings	See “Business—Legal Proceedings.”

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	See “Summary,” “The Separation,” “Dividend Policies” and “Description of Our Capital Stock.”

Item 10.	Recent Sales of Unregistered Securities	See “Description of Our Capital Stock—Sales of Unregistered Securities.”

Item 11.	Description of Registrant’s Securities to be Registered	See “The Separation,” “Dividend Policies” and “Description of Our Capital Stock.”

Item 12.	Indemnification of Directors and Officers	See “Indemnification of Directors and Officers.”

Item 13.	Financial Statements and Supplementary Data	See “Index to Financial Statements” and the statements referenced thereon.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not applicable.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section “Index to Financial Statements” (and the statements referenced therein) beginning on page F-1 of the information statement. That section is incorporated herein by reference.

(b) Exhibits

The following documents are furnished as exhibits hereto:

Number	Description

2.1	Form of Separation and Distribution Agreement

3.1	Form of Amended and Restated Certificate of Incorporation of the registrant

3.2	Form of Amended and Restated Bylaws of the registrant

4.1*	Form of Common Stock Certificate

4.2	Form of Shareholders Agreement by and among the registrant and the shareholders listed on the signature pages thereto

10.1	Form of Transition Services Agreement

10.2	Form of Employee Matters Agreement

10.3	Form of Tax Matters Agreement

10.4	Form of Trademark and Domain Name Assignment and License Agreement

10.5	Form of Software and Proprietary Information Agreement

10.6(1)	Employment Agreement, dated December 7, 2010, between NTELOS Holdings Corp. and James A. Hyde

10.7(1)	Employment Agreement, dated December 7, 2010, between NTELOS Holdings Corp. and Frank L. Berry

10.8(1)	Employment Agreement, dated December 7, 2010, between NTELOS Holdings Corp. and Mary McDermott

10.9(2)	Employment Agreement, dated July 29, 2011, between NTELOS Wireline One Inc. and Michael B. Moneymaker

10.10	Form of 2011 Equity and Cash Incentive Plan

21.1	Subsidiaries of the registrant

99.1	Preliminary Information Statement

*	To be filed by amendment.
(1)	Incorporated by reference to NTELOS Holdings Corp.’s Current Report on Form 8-K (Commission File No. 000-51798) filed December 9, 2010.
(2)	Incorporated by reference to NTELOS Holdings Corp.’s Current Report on Form 8-K (Commission File No. 000-51798) filed August 1, 2011.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 8, 2011	LUMOS NETWORKS CORP.

	By:	/S/ MICHAEL B. MONEYMAKER
	Name:	Michael B. Moneymaker
	Title:	President and Chief Financial Officer

Index to Exhibits

Number	Description

2.1	Form of Separation and Distribution Agreement

3.1	Form of Amended and Restated Certificate of Incorporation of the registrant

3.2	Form of Amended and Restated Bylaws of the registrant

4.1*	Form of Common Stock Certificate

4.2	Form of Shareholders Agreement by and among the registrant and the shareholders listed on the signature pages thereto

10.1	Form of Transition Services Agreement

10.2	Form of Employee Matters Agreement

10.3	Form of Tax Matters Agreement

10.4	Form of Trademark and Domain Name Assignment and License Agreement

10.5	Form of Software and Proprietary Information Agreement

10.6(1)	Employment Agreement, dated December 7, 2010, between NTELOS Holdings Corp. and James A. Hyde

10.7(1)	Employment Agreement, dated December 7, 2010, between NTELOS Holdings Corp. and Frank L. Berry

10.8(1)	Employment Agreement, dated December 7, 2010, between NTELOS Holdings Corp. and Mary McDermott

10.9(2)	Employment Agreement, dated July 29, 2011, between NTELOS Wireline One Inc. and Michael B. Moneymaker

10.10	Form of 2011 Equity and Cash Incentive Plan

21.1	Subsidiaries of the registrant

99.1	Preliminary Information Statement

*	To be filed by amendment.
(1)	Incorporated by reference to NTELOS Holdings Corp.’s Current Report on Form 8-K (Commission File No. 000-51798) filed December 9, 2010.
(2)	Incorporated by reference to NTELOS Holdings Corp.’s Current Report on Form 8-K (Commission File No. 000-51798) filed August 1, 2011.

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